Exhibit 8.1


                          GUARDIAN BIOTECHNOLOGIES INC.


                             SUBSCRIPTION AGREEMENT


SUBSCRIPTION AGREEMENT made as of this ______ day of _________, 200_, between GUARDIAN BIOTECHNOLOGIES INC., a Canada corporation (the "Company"), and the undersigned subscriber (the "Subscriber").

                                     RECITAL


The Company desires to obtain financing by selling _________ shares of common stock (the "Shares") on the terms described in the current Prospectus for Guardian Biotechnologies Inc., as supplemented or amended from time to time. The Subscriber desires to purchase that number of Shares set forth on the signature page hereof.

     NOW THEREFORE, for and in consideration of the promises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows, including the Recital:

1.     SUBSCRIPTION  FOR  SHARES  AND  REPRESENTATIONS  BY  THE  SUBSCRIBER

In no way are the following representations to be made by you as subscriber intended to suggest you are waiving your rights to the protection afforded to under US securities laws. All such rights remain in force. The representations you provide to the Company will be used solely for the purpose of accessing you as a subscriber.

1.1 Subject to the terms and conditions hereinafter set forth and described in the current Prospectus for Guardian Biotechnologies Inc., the Subscriber subscribes for and agrees to purchase the number of Shares for the purchase price set forth upon the signature page hereof, and the Company agrees to sell such Shares to the Subscriber at a purchase price equal to such amount.
1.2 The Subscriber represents and warrants that all representations made by the Subscriber hereunder are true and correct in all material respects as of the date of execution hereof, and Subscriber further agrees that until the closing on the Shares subscribed for he/she shall inform the Company immediately of any changes in any of the representations provided by the Subscriber hereunder.


2.     TERMS  OF  OFFERING

2.1 The subscription period will begin as of __________, 200_ and will terminate upon the date decided by the Company in its prospectus (the "Offering Expiration Date").
2.2 All funds paid hereunder in settlement of the subscription shall be immediately available to the Company.
2.3 The Subscriber agrees to purchase the number of Shares from the Company set forth upon the signature page hereof.
2.4 Closings on investor subscriptions shall be held as soon as practicable following the Company's acceptance hereof.

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3.     MISCELLANEOUS

3.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company at IPW, 110 Gymnasium Place, SASKATOON, SASKATCHEWAN, CANADA S7N 0W9, Attention: President, and to the Subscriber at his address indicated on the last page of this Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.
3.2 This Agreement shall not be changed, modified, or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged. The respective representations, warranties and covenants of the parties set forth in this Agreement shall survive delivery of and payment for the Shares contemplated hereunder.
3.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.
3.4 This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the Canada, without giving effect to the choice of law rules thereof.
3.5 This Agreement may be executed in counterparts. Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Shares as herein provided.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                              GUARDIAN  BIOTECHNOLOGIES  INC.
Date  of  Execution

                              By:  _________________________________

                              Its  _________________________________



TO  BE  COMPLETED  BY  INDIVIDUAL        TO  BE  COMPLETED  BY  CORPORATE,
SUBSCRIBERS                              PARTNERSHIP  OR  TRUST
                                         SUBSCRIBER



Name  of  Subscriber(s)                  Name  of  Subscriber
[Please  print]                          [Please  print]



                                         By:
Signature  of  Subscriber(s)             Authorized  Signatory


Address  of Subscriber                   Name and Title of Authorized Signature
                                         [Please  print]

                                        2
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                                                                  [Please print]

Number  of  Shares Subscribed For at     Number of Shares Subscribed For at
$0.10  per  Share                        $0.10  per  Share


Total  Purchase  Price                   Total  Purchase  Price


Date  of  Execution                      Date  of  Execution




GUARDIAN  BIOTECHNOLOGIES  INC.  Subscription  form